UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2024

RIGETTI COMPUTING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40140	88-0950636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

775 Heinz Avenue, Berkeley, California	94710
(Address of principal executive offices)	(Zip Code)

(510) 210-5550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RGTI	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	RGTIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2024, Rick Danis, General Counsel and Corporate Secretary of Rigetti Computing, Inc. (the “Company”), informed the Company of his intention to resign from such offices effective as of November 30, 2024 (the “Effective Date”).

On November 6, 2024, Mr. Danis entered into a transition services agreement with the Company, effective as of the Effective Date (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Danis is expected to assist in the transition and provide consulting services to the Company relating to his former duties as General Counsel and Corporate Secretary through March 31, 2025 (the “Transition Period”). The Transition Agreement may be terminated by either party after December 31, 2024, upon fourteen (14) days’ prior written notice or extended upon mutual written agreement.

The restricted stock unit awards and stock options previously granted to Mr. Danis will remain outstanding and continue to vest in accordance with their existing schedules for the duration of the Transition Period and any extensions thereof, subject to the terms of the Company’s applicable equity plans. Further, Mr. Danis will remain eligible to receive an executive performance bonus for the year ending December 31, 2024, which will be pro-rated for the portion of the year he was employed by the Company. Mr. Danis must also continue to comply with the confidential information and invention assignment agreement previously entered into with the Company.

The foregoing description of the Transition Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

10.1	Transition Services Agreement, by and between Rick Danis and Rigetti Computing, Inc., dated as of November 6, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2024

RIGETTI COMPUTING, INC.

By:	/s/ Jeffrey Bertelsen
Jeffrey Bertelsen
Chief Financial Officer